UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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☐	Soliciting Material Pursuant to §240.14a-12

LifeLock, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIFELOCK, INC.

60 East Rio Salado Parkway

Suite 400

Tempe, AZ 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2013

Dear Stockholder:

The Annual Meeting of Stockholders of LifeLock, Inc., a Delaware corporation, will be held on Monday, May 13, 2013, at 2:00 p.m. Arizona time, at the Tempe Mission Palms, located at 60 East Fifth Street, Tempe, Arizona 85281, for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect two Class I directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

3.	To transact such other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the accompanying Proxy Statement. Our board of directors has fixed the close of business on March 22, 2013 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.

On or about March 27, 2013, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2012 Annual Report to Stockholders, including our Annual Report on Form 10-K for fiscal 2012. The Notice of Internet Availability of Proxy Materials also contains instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2012 Annual Report to Stockholders are available at www.proxyvote.com.

All stockholders are cordially invited to attend the Annual Meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously returned a proxy.

Tempe, Arizona March 27, 2013	By Order of the Board of Directors, Clarissa Cerda Executive Vice President, Chief Legal Officer, and Secretary

ii

LIFELOCK, INC.

60 East Rio Salado Parkway

Suite 400

Tempe, AZ 85281

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponements or adjournments thereof. The Annual Meeting will be held at the Tempe Mission Palms, located at 60 East Fifth Street, Tempe, Arizona 85281, on Monday, May 13, 2013 at 2:00 p.m. Arizona time. If you need directions to the location of the meeting, please call (480) 457-2112. On or about March 27, 2013, we mailed to all stockholders of record at the close of business on March 22, 2013 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2012 Annual Report to Stockholders, including our Annual Report on Form 10-K for fiscal 2012 (the “Annual Report”).

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 13, 2013. These proxy materials, which include the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the Annual Report, are available at www.proxyvote.com.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following items of business:

1.	The election of two Class I directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013; and

3.	Any other business that may properly come before the meeting or any adjournment or postponement thereof.

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

1.	“FOR” the election of the two Class I director nominees; and

2.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who is entitled to notice of and to vote at the Annual Meeting?

You are entitled to receive notice of and to vote at the Annual Meeting (and any postponements or adjournments thereof) if our records indicate that you owned shares of our common stock at the close of business on March 22, 2013, the record date for the Annual Meeting. At the close of business on that date, 86,719,994 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held and you may vote on each matter to come before the meeting. We do not have cumulative voting rights for the election of directors.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a paper copy of printed materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. On or about March 27, 2013, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice will be sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete, and deliver the proper documentation provided by your broker, bank, or other holder of record and bring it with you to the Annual Meeting.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

If I am a stockholder of record of LifeLock shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy on the Internet, by telephone, or by mail, all as described below. We recommend that you vote by proxy even if you plan to attend the Annual Meeting so that your vote will be counted even if you later decide not to attend the Annual Meeting. You can always change your vote at the Annual Meeting. The Internet and telephone voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return a written proxy card by mail. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 12, 2013.

By Internet: You may submit your proxy over the Internet by going to www.proxyvote.com and completing an electronic proxy card in accordance with the instructions provided on the proxy card or in the Notice.

By Telephone: You may submit your proxy by telephone in accordance with the instructions provided on the proxy card or in the Notice.

By Mail: If you have elected to receive printed proxy materials, you may choose to vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided by following the instructions on the proxy card. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

In Person: You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If I am the beneficial owner of LifeLock shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, you may vote in person at the Annual Meeting or by proxy on the Internet, by telephone, or by mail, by following the voting instructions you will receive from the holder of record, which is the brokerage firm, bank, broker-dealer, or other similar organization holding your shares. You must follow these voting instructions to vote your shares. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the holder of record.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record of LifeLock shares, you may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to our Secretary at LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, Attention: Secretary.

If you are a beneficial owner of LifeLock shares held in street name, you may change your vote by submitting new voting instructions to the holder of record following the instructions they provided or, if you have obtained a legal proxy from the holder of record giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What if I don’t give specific voting instructions?

Stockholders of Record: If you are a stockholder of record of LifeLock shares and you indicate that you wish to vote as recommended by our board of directors, or you return a signed proxy card but do not specify how you wish to vote, then your shares will be voted “FOR” all of the director nominees and “FOR” Proposal No. 2. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions on such matter.

Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of LifeLock shares held in street name and do not provide the organization that holds your shares with voting instructions, your broker or other nominee will vote your shares only on those proposals on which it has received instructions or on which it has discretion to vote; if your broker or nominee does not have discretion to vote, your returned proxy will be considered a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Your broker or nominee does not have discretion to vote your shares on the non-routine matters such as the election of directors (Proposal No. 1). However, we believe your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2).

How are abstentions and broker non-votes treated?

In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as negative votes for Proposal No. 2.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the election of directors (Proposal No. 1). Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. As “broker non-votes” are not considered entitled to vote on the item, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote on the item from which a majority is calculated.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. Except as described above with respect to broker non-votes, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions.

What constitutes a quorum?

The meeting will be held if a majority of the shares of common stock issued and outstanding on the record date are present at the meeting, either in person or by proxy. This is called a quorum for the transaction of business. At the record date, there were 86,719,994 shares of common stock issued and outstanding. Accordingly, the presence of the holders of common stock representing at least 43,359,998 shares will be required to establish a quorum.

Your shares will be counted for purposes of determining if there is a quorum if you properly cast your vote in person at the Annual Meeting, electronically, or telephonically, or a proxy card has been properly submitted by you or on your behalf. Votes “for” and “against,” and proxies received but marked as “abstentions” and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

What vote is required to approve each item?

Proposal No. 1. Directors are elected by a plurality of votes cast. This means that the two nominees receiving the highest number of affirmative votes of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be elected as the Class I directors.

Proposal No. 2. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

If any other matter is properly submitted to the stockholders at the Annual Meeting, its adoption generally will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

Who will count the vote?

Votes will be tabulated by the election inspector appointed for the meeting.

When will the voting results be announced?

Preliminary voting results will be announced at the Annual Meeting and final results will be published in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay the costs of printing, mailing, and distributing these proxy materials and soliciting votes. Our directors, officers, and employees may solicit proxies on our behalf, in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors, which currently consists of six members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Todd Davis and David Cowan, and their terms will expire at the Annual Meeting;

•	the Class II directors are Albert A. (Rocky) Pimentel and Thomas J. Ridge, and their terms will expire at the annual meeting of stockholders to be held in 2014; and

•	the Class III directors are Roy A. Guthrie and Chini Krishnan, and their terms will expire at the annual meeting of stockholders to be held in 2015.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

The two Class I directorships are up for election at the Annual Meeting. Each person elected as a Class I director at the Annual Meeting will serve a three-year term expiring at the annual meeting of stockholders to be held in 2016 or until their respective successors have been duly elected and qualified. Our board of directors has nominated Todd Davis and David Cowan for election as Class I directors at the Annual Meeting.

Directors are elected by a plurality of the votes cast, and the two nominees who receive the highest number of affirmative votes of the shares of common stock present in person or represented by proxy and entitled to vote will be elected as the Class I directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

In the event any nominee is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any of its nominees will refuse or be unable to accept election.

Our board of directors recommends that you vote “FOR” the election of each of the nominated directors named herein.

The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of our board of directors.

Name	Age	Position
Todd Davis	45	Chairman and Chief Executive Officer
David Cowan(2)	47	Director
Roy A. Guthrie(1)(3)	59	Director
Chini Krishnan	44	Director
Albert A. (Rocky) Pimentel(1)(2)	57	Director
Thomas J. Ridge(1)(3)	67	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating/corporate governance committee

Nominees for Class I Director

Todd Davis co-founded LifeLock in April 2005 and has served as our Chief Executive Officer and a member of our board of directors since that time. He has served as the Chairman of our board of directors since November 2008 and served as our President from March 2009 to September 2012. Mr. Davis was the Managing Partner of Marketing Champions LLC, a marketing and management consulting company, from 2002 until founding our company. From 1995 to 2002, Mr. Davis served on the executive management team of multiple technology start-up companies. From 1992 to 1994, Mr. Davis was a Sales Executive at Dell, Inc. Mr. Davis is a Certified Identity Theft Risk Management Specialist and is a member of the Crime Prevention Coalition of America. Mr. Davis also was a contributing member of the Identity Theft Prevention and Identity Management Standards Panel that worked with the Identity Theft Task Force established by former President Bush. Mr. Davis holds a B.B.A. in Entrepreneurship and Management from Baylor University. In March 2000, Mr. Davis filed a petition under the federal bankruptcy laws which proceeding was discharged in July 2000 and terminated in April 2001. We believe Mr. Davis’ qualifications to serve as the Chairman of our board of directors include his expertise and vast experience on the topic of identity theft protection and the intimate knowledge of our business and operations that he has accumulated as our President and Chief Executive Officer.

David Cowan has served as a member of our board of directors since November 2006. Since August 1996, Mr. Cowan has served as a Partner of Bessemer Venture Partners, a venture capital investment firm. Mr. Cowan is also a director of several private companies and was formerly a director of Keynote Systems, Inc. Mr. Cowan holds an A.B. in Computer Science and Mathematics and an M.B.A. from Harvard University. We believe Mr. Cowan’s qualifications to serve as a director of our company include his experience as a director of technology companies and his background in the venture capital industry, including investments in network technology, infrastructure SaaS, consumer Internet, and cyber-security.

Continuing Directors

Roy A. Guthrie has served as a member of our board of directors since October 2012. Mr. Guthrie served as Executive Vice President and Chief Financial Officer of Discover Financial Services from July 2005 to April 2011. Mr. Guthrie also served as a director of Discover Bank, a subsidiary of Discover Financial Services, from June 2006 to January 2012. Prior to joining Discover Financial Services, Mr. Guthrie served as President and Chief Executive Officer of CitiFinancial International, LTD, a Consumer Finance Business of Citigroup, from September 2000 to July 2004, and he also served on Citigroup’s Management Committee throughout this period. From September 2000 to September 2001, Mr. Guthrie served as the President and Chief Executive Officer of CitiCapital. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation from March 1996 to September 2000, while it was a public company, and served as a member of its board of directors from March 1998 to September 2000. Prior to this, Mr. Guthrie served in various positions at Associates First Capital Corporation, including serving as its Corporate Controller from 1989 to 1996. Mr. Guthrie is a director of Nationstar Mortgage Holdings Inc., Bluestem Brands, Inc., Garrison Capital, LLC, and Dell Bank International. Mr. Guthrie holds a B.A. in Economics from Hanover College and an M.B.A. from Drake University. We believe Mr. Guthrie’s qualifications to serve as a director of our company include his expertise in consumer finance and accounting, his experience as a Chief Financial Officer of two publicly traded companies, and his experience as an executive officer and director of other publicly traded companies.

Chini Krishnan has served as a member of our board of directors since November 2006. Since May 2005, Mr. Krishnan has served as Founder and Chief Executive Officer of Vimo, Inc., an online shopping portal for healthcare products and services. Mr. Krishnan is also a consultant of Bessemer Venture Partners, serving in the capacity as an Operating Partner. Mr. Krishnan co-founded and served as Chairman and Senior Vice President of Products and Services at Valicert Inc., a provider of public-key infrastructure validation, from 1996 until Valicert’s merger with Tumbleweed Communications Corp. in 2003. From 1994 to 1996, Mr. Krishnan served as Product Marketing Manager at Enterprise Integration Technologies. Mr. Krishnan also served in various engineering positions at Cadence Design Systems between 1991 and 1994. Mr. Krishnan holds a B.S. in Computer Science from the Indian Institute of Technology and an M.S. in Computer Science from Duke University. We believe Mr. Krishnan’s qualifications to serve as a director of our company include his prior executive leadership roles and his experience in the technology industry.

Albert A. (Rocky) Pimentel has served as a member of our board of directors since August 2011. Since April 2011, Mr. Pimentel has served as Executive Vice President, Chief Sales and Marketing Officer for Seagate Technology Public Limited Company. Mr. Pimentel served as a director of Seagate from March 2009 to April 2011. Mr. Pimentel served as Chief Operating Officer and Chief Financial Officer at McAfee, Inc. from May 2008 to August 2010. He served as Executive Vice President and Chief Financial Officer of Glu Mobile from September 2004 to May 2008. Prior to joining Glu Mobile, Mr. Pimentel served as Executive Vice President and Chief Financial Officer at Zone Labs from September 2003 to April 2004, which was acquired by Check Point Software in 2004. From January 2001 to June 2003, Mr. Pimentel was a partner with Redpoint Ventures. Mr. Pimentel also held the positions of Senior Vice President and Chief Financial Officer of WebTV Networks, which was acquired by Microsoft in 1997, from November 1996 until January 2001, Senior Vice President and Chief Financial Officer of LSI Logic Corporation from July 1992 to October 1996, and was part of the founding management team of Conner Peripherals, Inc., which was acquired by Seagate in 1996. Mr. Pimentel is a director of Imperva, Inc. and Xilinx, Inc. Mr. Pimentel holds a B.S. in Commerce from Santa Clara University. Mr. Pimentel has been a Certified Public Accountant in the State of California and is currently in an “inactive” status. We believe Mr. Pimentel’s qualifications to serve as a director of our company include his financial and operational expertise through his service as a public company chief financial officer and his significant leadership experience due to his role as a senior executive with many companies.

Thomas J. Ridge has served as a member of our board of directors since March 2010. Mr. Ridge has served as President and Chief Executive Officer of Ridge Global, LLC, Washington, D.C., a global strategic consulting company, since July 2006. In April 2010, Mr. Ridge became a partner in Ridge Policy Group, Harrisburg, Pennsylvania and Washington, D.C., a bi-partisan, full-service government affairs and issue management group. From April 2005 to July 2006, Mr. Ridge served as President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Mr. Ridge was Secretary of the U.S. Department of Homeland Security. Prior to his service as Secretary of Homeland Security, Mr. Ridge was Governor of Pennsylvania from 1995 to 2001. Mr. Ridge is a director of The Hershey Company, Exelon Corporation, Brightpoint Inc., and FS Investment Corporation. Mr. Ridge was formerly a director of Geospatial Holdings, Inc., Home Depot, Inc., and Vonage Holdings Corp. Mr. Ridge holds a Bachelor’s degree from Harvard University and a J.D. from The Dickinson School of Law of The Pennsylvania State University. We believe Mr. Ridge’s qualifications to serve as a director of our company include his vast experience in both government and industry and his service on other public company boards.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the New York Stock Exchange. Under the rules of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors.

Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that Messrs. Cowan, Guthrie, Pimentel, and Ridge do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange. Accordingly, a majority of our directors are independent, as required under applicable New York Stock Exchange rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Davis is not considered an independent director as a result of his position as an executive officer of our company. Mr. Krishnan is not considered an independent director because Mr. Davis currently serves on the board of directors of Vimo, Inc., of which Mr. Krishnan is the Chief Executive Officer. There are no family relationships among any of our directors, director nominees, or executive officers.

Board Committees

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has an audit committee, a compensation committee, and a nominating/corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

Our audit committee consists of Messrs. Guthrie, Pimentel, and Ridge, each of whom satisfies the independence requirements under the New York Stock Exchange listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Guthrie, whom our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. Our audit committee met three times during fiscal 2012.

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among others things, as set forth in the audit committee charter:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	considering and approving or disapproving of all related party transactions;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy, and effectiveness of our financial controls;

•	conducting an annual assessment of the performance of the audit committee and its members, and the adequacy of its charter; and

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters.

Compensation Committee

Overview and Philosophy

Our compensation committee consists of Messrs. Cowan and Pimentel, each of whom our board of directors has determined to be independent under the New York Stock Exchange listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The chairperson of our compensation committee is Mr. Pimentel. Our compensation committee met four times during fiscal 2012.

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•	approving or making recommendations to our board regarding the overall compensation strategy and policies for our company;

•

approving or making recommendations to our board regarding the corporate goals and objectives relevant to the compensation of our chief executive officer and the compensation and other terms of employment of our chief executive officer, and evaluating our chief executive officer’s performance in light of relevant goals and objectives;

•

approving or making recommendations to our board regarding the individual and corporate performance goals and objectives of the other members of our senior management, including our executive officers, and the compensation and other terms of employment of the other members of our senior management;

•	reviewing and making recommendations to our board regarding the compensation of our directors;

•	approving, administering, or making recommendations to our board regarding our incentive compensation plans and equity-based plans;

•	approving or making recommendations to our board regarding all awards of shares or share options pursuant to our equity-based plans;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and the adequacy of its charter.

Our compensation program for our executive officers consists primarily of base salaries, cash incentive bonuses, and long-term incentives in the form of stock-based awards, which may include time-based or performance-based stock options, restricted stock units (“RSUs”), or a combination thereof. Executives also participate in various other welfare benefit plans that generally are available to all of our employees. We consider each element of compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation.

Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives, with base salaries generally set at levels similar to those of our peer companies taking into account the possibility of the receipt by our executives of cash performance-based incentive bonuses. Cash incentive bonuses are designed to reward individuals for performance based on certain aspects of our company’s financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. As a result of our performance-based philosophy to compensation, compensation levels may vary significantly from year to year and among our various executive officers. In general, we expect the compensation level of our chief executive officer will be higher than that of our other executive officers assuming relatively equal achievement of performance targets.

Role of the Compensation Committee and Chief Executive Officer

At the request of our compensation committee, our chief executive officer generally attends a portion of our compensation committee meetings. This enables our compensation committee to review with our chief executive officer the corporate and individual goals that he regards as important to achieve our overall goals. Our compensation committee also requests our chief executive officer to assess the performance of, and our goals and objectives for, the other executives. Although the participation of the chief executive officer could influence goals, performance targets, and objectives, including his own, the compensation committee rather than our chief executive officer makes all final determinations or board recommendations regarding setting individual and corporate goals, targets, objectives, and performance against such goals and targets. Our chief executive officer does not attend any portion of compensation committee meetings at which his compensation is discussed.

Our compensation committee reviews and approves or recommends to the full board of directors the compensation of our chief executive officer and our other executive officers. Annually, our compensation committee evaluates the performance of our chief executive officer and approves or recommends to our board of directors the compensation of our chief executive officer in light of the goals and objectives of our compensation program for that year. Our compensation committee together with our chief executive officer annually assesses the performance of our other executive officers. Based on recommendations from our chief executive officer and the determinations of our compensation committee, our compensation committee approves or makes recommendations to our board of directors regarding the compensation of our other executive officers.

Compensation Surveys and Compensation Consultants

In determining compensation levels, we periodically review compensation levels in our geographical area, compensation levels of companies that we deem to be similar to our company regardless of their location, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. We use peer group information as a point of reference, but do not benchmark or target our compensation levels against our peer group.

From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. Our compensation committee makes all determinations regarding the engagement, fees, and services of our compensation consultants; our compensation consultants report directly to our compensation committee; and our compensation consultants do not perform any other services for our company.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee consists of Messrs. Ridge and Guthrie, each of whom our board of directors has determined to be independent under the New York Stock Exchange listing standards. The chairperson of our nominating/corporate governance committee is Mr. Ridge. Our nominating/corporate governance committee was formed in October 2012 and did not meet during fiscal 2012.

Our nominating/corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board. The nominating/corporate governance committee has the following responsibilities, among other things, as set forth in the nominating/corporate governance committee’s charter:

•	reviewing periodically and evaluating director performance on our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;

•	interviewing, evaluating, nominating, and recommending individuals for membership on our board of directors;

•	reviewing and recommending to our board of directors any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the nominating/corporate governance committee and the adequacy of its charter.

Our nominating/corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our secretary at our executive offices set forth in this Proxy Statement. Our nominating/corporate governance committee identifies and evaluates nominees for our board of directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors.

Availability of Corporate Governance Information

Our board of directors has adopted charters for our audit, compensation, and nominating/corporate governance committees describing the authority and responsibilities delegated to the committee by our board of directors. Our board of directors has also adopted corporate governance guidelines and a code of business conduct and ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. We post on our website, at www.investor.lifelock.com, the charters of our audit, compensation, and nominating/corporate governance committees; our corporate governance guidelines, code of business conduct and ethics, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or New York Stock Exchange regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, Attention: Secretary.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our board of directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our board of directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our board of directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, debt and equity placements, and service introductions.

Our committees assist our board of directors in fulfilling its oversight role in certain areas of risks. Pursuant to its charter, our audit committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our board of directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. Our compensation committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our nominating/corporate governance committee oversees governance related risks, such as board independence, conflicts of interests, and management succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our board of directors. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The assessment of directors is made in the context of the perceived needs of our board of directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background sets forth above indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. Our corporate governance guidelines support flexibility in the structure of the board by not requiring the separation of the roles of chairman of the board and chief executive officer.

Our board of directors currently believes that it is in the best interests of our company to have our chief executive officer also serve as the chairman of the board. Our chairman and chief executive officer provides strong, clear, and unified leadership that is critical in our relationships with our stockholders, employees, customers, and other stakeholders. The extensive knowledge of our chief executive officer regarding our company and industry uniquely positions him to identify strategies and prioritize matters for board review and deliberation. Additionally, the combined role of chairman and chief executive officer facilitates centralized board leadership in one person, so there is no ambiguity about accountability. Our chief executive officer serves as a bridge between management and our board of directors, ensuring that both groups act with a common purpose. This structure also eliminates conflict between two leaders and minimizes the likelihood of two spokespersons sending different messages.

Our board does not believe that combining the position creates significant risks, including any risk that our chairman and chief executive officer will have excessive or undue influence over the agenda or deliberations of our board of directors. We have effective and active oversight by experienced independent directors and independent committee chairs, and the independent directors meet together in executive session at virtually every board meeting.

Our corporate governance guidelines provide that one of our independent directors may serve as a lead independent director at any time when the chairman of our board is not independent. Our board of directors intends to appoint a lead independent director before our 2014 annual meeting of stockholders to, among other things, preside over regularly scheduled meetings at which only our independent directors are present, serve as a liaison between the chairperson and the independent directors, and perform such additional duties as our board of directors may otherwise determine and delegate.

Board Meetings

Our board of directors held seven meetings in fiscal 2012. During fiscal 2012, each of our directors attended at least 75% of the total number of meetings of our board of directors and the total number of meetings held by each committee on which such director served.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. Until such time as our board of directors appoints a lead independent director, our independent directors will rotate the role of chairperson of our executive sessions in the order of their tenure on our board of directors.

Annual Meeting Attendance

We encourage our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practical, we generally schedule a meeting of our board of directors on or around the same day as our annual meeting of stockholders.

Stockholder Communications with our Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our Secretary at LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, Attention: Secretary. All such stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Compensation Committee Interlocks and Insider Participation

David Cowan, Albert A. (Rocky) Pimentel, Hillel Moerman, and Gene Yoon served as the members of our compensation committee during 2012. Mr. Yoon resigned as a member of our board of directors on March 14, 2012, and Mr. Moerman resigned as a member of our board of directors on October 1, 2012.

Each of Messrs. Cowan, Moerman, and Yoon has relationships with us that require disclosure under Item 404 of Regulation S-K under the Exchange Act. See “Certain Relationships and Related Party Transactions – Sales of Preferred Stock,” “– Investors’ Rights Agreement,” and “– Indemnification of Officers and Directors,” each of which are incorporated by reference into this section of the Proxy Statement.

None of Messrs. Cowan, Pimentel, Moerman, or Yoon have been at any time one of our officers or employees. Other than Todd Davis, who currently serves, and served during the last year, on the board of directors of Vimo, Inc., of which Chini Krishnan is the Chief Executive Officer, none of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

Director Compensation

Following the completion of our initial public offering in October 2012 (the “IPO”), we determined to compensate our non-employee directors with a combination of cash and equity. Each such director receives an annual base cash retainer of $30,000 for such service, to be paid quarterly. In addition, we compensate the members of our board of directors for service on our committees and for service as our lead independent director, if any, as follows:

•

The chairperson of our audit committee receives an annual cash retainer of $20,000 for such service, paid quarterly, and each of the other members of the audit committee receives an annual cash retainer of $8,000, paid quarterly.

•

The chairperson of our compensation committee receives an annual cash retainer of $10,000 for such service, paid quarterly, and each of the other members of the compensation committee receives an annual cash retainer of $5,000, paid quarterly.

•

The chairperson of our nominating/corporate governance committee receives an annual cash retainer of $6,000 for such service, paid quarterly, and each of the other members of the nominating/corporate governance committee receives an annual cash retainer of $3,000, paid quarterly.

•	Our lead independent director, if any, receives an annual cash retainer of $6,000 for such service, paid quarterly.

In connection with our IPO, we granted each non-employee director a stock option to purchase 47,000 shares of our common stock (less the number of unvested shares subject to any stock option held by a non-employee director, if any, at the closing of our IPO), which stock option vests monthly over three years from the date of grant (other than Mr. Krishnan, whose stock option was two-thirds vested at the date of grant, with the remaining one-third vesting over one year from the date of grant). In addition, in connection with our IPO, we granted each non-employee director 5,250 restricted stock units, or RSUs, which RSUs vest monthly over six months from the date of grant. Each of these awards was made under our 2012 Incentive Compensation Plan.

Each year at the time of our annual meeting of stockholders, we will grant each non-employee director 10,500 RSUs, which RSUs will vest quarterly over one year from the date of grant. If a new non-employee director joins our board of directors in the future, such director will receive an initial stock option grant to purchase 47,000 shares of our common stock, which stock option will vest monthly over three years.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Options Awards(2)	Total
David Cowan	$8,750	$47,250	$330,980	$386,980
Roy A. Guthrie(3)	$13,250	$47,250	$330,980	$391,480
Chini Krishnan	$7,500	$47,250	$314,716	$369,466
Albert A. (Rocky) Pimentel	$12,000	$47,250	—	$59,250
Thomas J. Ridge	$11,000	$47,250	$233,172	$291,422
Gene Yoon(4)	—	—	—	—
Hillel Moerman(5)	—	—	—	—

(1)

The amounts in this column reflect the aggregate grant date fair value of stock awards granted to our non-employee directors during fiscal 2012, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our non-employee directors from their stock awards. The table below provides information with respect to the outstanding stock awards held by each of our non-employee directors as of December 31, 2012.

(2)

The amounts in this column reflect the aggregate grant date fair value of option awards granted to our non-employee directors during fiscal 2012, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our non-employee directors from their option awards. The table below provides information with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2012.

(3)	Mr. Guthrie jointed our board of directors on October 1, 2012.

(4)	Mr. Yoon resigned from our board of directors on March 14, 2012.

(5)	Mr. Moerman resigned from our board of directors on October 1, 2012.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2012:

Name	Option Awards	Stock Awards
David Cowan	47,000	5,250
Roy A. Guthrie	47,000	5,250
Chini Krishnan	151,251	5,250
Albert A. (Rocky) Pimentel	100,000	5,250
Thomas J. Ridge	133,111	5,250

MANAGEMENT

The following table sets forth information regarding our executive officers as of March 27, 2013:

Name	Age	Position
Todd Davis	45	Chairman and Chief Executive Officer
Hilary A. Schneider	51	President
Chris Power	49	Chief Financial Officer
Clarissa Cerda	48	Executive Vice President, Chief Legal Officer, and Secretary

Todd Davis’ biography is set forth under the heading “Proposal No. 1—Election of Directors—Nominees for Class I Director” above.

Hilary A. Schneider has served as our President since September 2012. Since May 2011, Ms. Schneider has served as a Senior Advisor for TPG Capital. Ms. Schneider served as Executive Vice President of Yahoo! from March 2010 to April 2011, including as Executive Vice President of Yahoo! Americas from March 2010 to October 2010. She joined Yahoo in 2006 when she led the company’s U.S. region, Global Partner Solutions and Local Markets and Commerce divisions. Prior to joining Yahoo, Ms. Schneider held senior leadership roles at Knight Ridder, Inc., from 2002 through 2005, where she was Chief Executive Officer of Knight Ridder Digital before moving to co-manage the company’s overall newspaper and online business. Before joining Knight Ridder, Ms. Schneider served as President and Chief Executive Officer of Red Herring Communications, from 2000 through 2002, overseeing Red Herring Magazine, www.RedHerring.com, and Red Herring’s events unit. Ms. Schneider also held numerous roles at Times Mirror, from 1990 through 2000, including President and Chief Executive Officer of Times Mirror Interactive and General Manager of the Baltimore Sun. Ms. Schneider is a director of Vail Resorts, Inc., LogMeIn, Inc., and Primedia Inc. Ms. Schneider holds a B.A. in Economics from Brown University and an M.B.A. from Harvard Business School.

Chris Power has served as our Chief Financial Officer since January 2011. From March 2009 until September 2010, Mr. Power served as the Chief Financial Officer and Chief Operating Officer of NetQuote, Inc., an insurance lead provider for insurance agents. Mr. Power served as Senior Vice President, Chief Financial Officer, and Treasurer of Salary.com, Inc., a provider of compensation-related resources, from January 2008 to May 2008. From April 2002 to August 2007, Mr. Power served in various senior finance roles at Monster Worldwide, Inc., a provider of global online employment solutions, including as Chief Financial Officer—Global Operations from March 2005 to August 2007, Chief Financial Officer for Monster Worldwide North America operations from February 2003 to February 2005, and Chief Financial Officer of the Monster North America division from April 2002 until January 2003. Prior to joining Monster Worldwide, Inc., Mr. Power spent 14 years with Nortel Networks, a global Internet and telecommunications equipment and services provider. Mr. Power holds a B.A. in Commerce and Economics and an M.B.A. from the University of Toronto.

Clarissa Cerda has served as our Executive Vice President and Chief Legal Officer since September 2012, and as our Secretary since January 2009. Ms. Cerda served as our Senior Vice President from March 2010 to September 2012 and as our General Counsel from January 2009 to September 2012. Ms. Cerda served as Vice President and General Counsel of Initiate Systems, Inc., a software company with a focus on data integrity and master data management technologies that was acquired by International Business Machines Corp., from January 2001 until joining our company and as Chief Privacy Officer from January 2002 until joining our company. From May 2000 to January 2001, Ms. Cerda served as Vice President, General Counsel, and Assistant Secretary of Open Port Technology, Inc., a software company. Prior to her affiliation with Open Port, Ms. Cerda was a corporate and securities partner at the law firm of Sonnenschein Nath & Rosenthal LLP and was Assistant Counsel to the President of the United States in the White House Counsel’s Office from 1993 to 1995. Ms. Cerda holds an A.B. in Government from Harvard College, an M. Phil. from University of Western Australia, and a J.D. from the University of Michigan Law School, and undertook post-doctoral studies in European Community Law at l’Université Libre de Bruxelles.

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table provides, for the fiscal years ended December 31, 2012 and 2011, information regarding the compensation of our principal executive officer and each of our two other most highly compensated executive officers who were serving as executive officers on December 31, 2012, the end of our last completed fiscal year. We refer to these executive officers in this Proxy Statement as our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total

Todd Davis	2012	$450,038	—	$815,312	$671,460	$20,683	(4)	$1,957,493
Chairman and Chief Executive Officer	2011	$408,462	—	—	$212,790	$20,087	(5)	$641,339

Hilary A. Schneider(6)	2012	$115,385	$2,250,000	$3,948,788	$50,000	$15,874	(7)	$6,380,047
President	2011	—	—	—	—	—		—

Chris Power(8)	2012	$299,115	—	$653,806	$306,240	$63,438	(9)	$1,322,599
Chief Financial Officer	2011	$269,231	—	$987,152	$152,600	$64,943	(10)	$1,473,926

(1)	The amounts in this column reflect the aggregate grant date fair value of stock awards granted to our named executive officers during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our named executive officers from their stock awards.

(2)	The amounts in this column reflect the aggregate grant date fair value of option awards granted to our named executive officers during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our named executive officers from their option awards.

(3)	The amounts in this column for fiscal 2012 represent the amounts earned and payable under our 2012 Bonus Plan, which were paid on February 22, 2013. The amounts in this column for fiscal 2011 represent the amounts earned and payable under our 2011 Bonus Plan, which were paid on February 24, 2012. See “—2012 Bonus Plan” for more information.

(4)	Consists of (i) matching contributions under our 401(k) plan in the amount of $20,000, (ii) reimbursements for health and wellness expenses in the amount of $300, (iii) group term life insurance premiums in the amount of $180, and (iv) travel expenses for Mr. Davis’ spouse to attend a company event in the amount of $203. In addition, Mr. Davis’ spouse accompanied him on a private aircraft chartered to transport Mr. Davis for business purposes. No compensation is attributed to Mr. Davis for this flight in the Summary Compensation Table above because there was no aggregate incremental cost to us.

(5)	Consists of (i) matching contributions under our 401(k) plan in the amount of $19,600, (ii) reimbursements for health and wellness expenses in the amount of $300, and (iii) group term life insurance premiums in the amount of $187.

(6)	Ms. Schneider became our President on September 14, 2012.

(7)	Consists of (i) matching contributions under our 401(k) plan in the amount of $8,594, (ii) relocation expenses in the amount of $6,470, (iii) group term life insurance premiums in the amount of $127, and (iv) travel expenses for Ms. Schneider’s family to attend certain company events in the amount of $683.

(8)	Mr. Power became our Chief Financial Officer on January 10, 2011.

(9)	Consists of (i) matching contributions under our 401(k) plan in the amount of $20,000, (ii) temporary accommodations and personal travel expenses in the amount of $41,793, (iii) fringe compensation in the amount of $112, (iv) group term life insurance premiums in the amount of $260, and (v) and travel expenses for Mr. Power’s family to attend certain company events in the amount of $1,273. In addition, Mr. Power’s spouse accompanied him on a private aircraft chartered to transport Mr. Power for business purposes. No compensation is attributed to Mr. Power for this flight in the Summary Compensation Table above because there was no aggregate incremental cost to us.

(10)	Consists of (i) matching contributions under our 401(k) plan in the amount of $19,600, (ii) temporary accommodations and personal travel expenses in the amount of $45,125, and (iii) group term life insurance premiums in the amount of $218.

Outstanding Equity Awards as of December 31, 2012

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2012.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options(1)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(1)		Market Value of Shares or Units of Stock that Have Not Vested(2)
Name	Exercisable		Unexercisable

Todd Davis	1,000	(3)	—			$4.50	12/5/2017
	625,000	(4)	125,000			$2.71	8/7/2019
	11,667	(5)	2,333			$2.71	8/7/2019
	—	(6)	200,000			$5.20	3/29/2022

Hilary Schneider	—	(7)	400,000			$9.00	10/2/2022
				150,000	(8)	$9.00	10/2/2022
								250,000	(9)	$2,032,500

Chris Power	167,708	(10)	182,292			$3.79	2/10/2021
	100,000	(11)	—			$3.79	2/10/2021
	12,231	(12)	147,769			$5.20	3/29/2022

(1)

All of the options and stock awards granted to our named executive officers are granted under and subject to the terms of our 2006 Plan or 2012 Plan, as further described below under “Employee Benefit and Stock Plans.”

(2)

The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing market price of our common stock on the New York Stock Exchange on December 31, 2012, which was $8.13 per share.

(3)

25% of the total number of shares underlying this option vested on December 5, 2008. The remaining shares underlying this option vest at a rate of 1/48th of the total number of shares underlying this option on the last day of each month thereafter for a period of 36 months.

(4)

25% of the total number of shares underlying this option vested on August 7, 2010. The remaining shares underlying this option vest at a rate of 1/48th of the total number of shares underlying this option on the seventh day of each month thereafter for a period of 36 months.

(5)

25% of the total number of shares underlying this option vested on August 7, 2010. The remaining shares underlying this option vest at a rate of 1/48th of the total number of shares underlying this option on the seventh day of each month thereafter for a period of 36 months.

(6)	1/30th of the total number of shares underlying this option vest on the twenty-ninth day of each month, beginning on October 29, 2013, for a period of 30 months.

(7)

25% of the total number of shares underlying this option vest on September 14, 2013. The remaining shares underlying this option vest at a rate of 1/48th of the total number of shares underlying this option on the fourteenth day of each month thereafter for a period of 36 months.

(8)

If we have revenue, EBITDA, and net new members for the fiscal year ending December 31, 2013 of at least 95% of the 2013 revenue, EBITDA, and net new member targets approved by our board of directors, then 39.583% of the total number of shares underlying this option vest on March 31, 2014. The remaining shares underlying this option vest at a rate of 1/48th of the total number of shares underlying this option on the fourteenth day of each month thereafter for a period of 30 months.

(9)	25% of the restricted stock units (“RSUs”) vest on September 14, 2013. The remaining RSUs vest in equal monthly installments over three years thereafter.

(10)

25% of the total number of shares underlying this option vested on January 10, 2012. The remaining shares underlying this option vest at a rate of 1/48th of the total number of shares underlying this option on the tenth day of each month thereafter for a period of 36 months.

(11)	100% of the total number of shares underlying this option vested upon the closing of our initial public offering.

(12)

1,359 shares vest on the twenty-ninth day of each month, beginning on April 29, 2012, for a period of 35 months; 8,649 shares vest on the twenty-ninth day of each month, beginning on March 29, 2015, for a period of 12 months; and 8,647 shares vest on March 29, 2016.

2012 Bonus Plan

In September 2012, our board of directors and stockholders approved a Performance Bonus Plan that is described in more detail under the heading “—Performance Bonus Plan” below. Under the Performance Bonus Plan, each employee, including our named executive officers, has a target cash bonus amount (expressed as a percentage of base salary) that becomes payable upon the achievement of certain corporate performance metrics and individual performance. In fiscal 2012, the target bonus amount for our Chief Executive Officer was 100% of his base salary, the target bonus for our President was 50% of her base salary (prorated based on her service with our company in fiscal 2012), and the target bonus for our Chief Financial Officer was 60% of his base salary.

For fiscal 2012, the Performance Bonus Plan was funded by the achievement of corporate financial performance objectives tied to our revenue, EBITDA, and net member growth for fiscal 2012, with the revenue and EBITDA objectives each representing 37.5% of the bonus pool and the net member growth objective representing 25% of the bonus pool. In February 2012, our board of directors determined the threshold, target, and maximum levels for each of these performance objectives in consultation with management and taking into account our performance in fiscal 2011. For fiscal 2012, our target revenue was $272.6 million, our target EBITDA was $29.4 million, and our target net member growth was 325,000 new members. Our board of directors and compensation committee approved certain adjustments to the calculation of the performance objectives during the year for certain events, including the costs associated with our IPO and our acquisition of ID Analytics, Inc.

On February 15, 2013, our compensation committee reviewed our fiscal 2012 performance with respect to the performance objectives and determined the amount of the bonus pool to be paid under the Performance Bonus Plan for fiscal 2012. Our compensation committee determined that we had achieved all of the threshold levels and some, but not all, of the target levels with respect to the performance objectives. Each performance objective was measured independently of the other objectives.

After determining the overall bonus pool to be paid under the Performance Bonus Plan for fiscal 2012, our compensation committee, with recommendations from our Chairman and Chief Executive Officer with respect to our named executive officers other than himself, determined the actual bonus payouts to our named executive officers based on our compensation committee’s subjective determinations of each named executive officer’s overall performance and contributions during fiscal 2012. For our non-executive employees, the actual bonus payouts were determined by the person to whom the employee reported based on the subjective determination of the employee’s overall performance and contributions during the year.

Based on our performance in fiscal 2012 and the individual contributions of each of our named executive officers, our compensation committee awarded the named executive officers bonuses for 2012 in the amounts disclosed under the heading “—2012 Summary Compensation Table” above.

Employment and Other Agreements

Todd Davis

We entered into an amended and restated employment agreement with Todd Davis, our Chairman and Chief Executive Officer, on September 14, 2012. The employment agreement has no specific term and constitutes at-will employment, and provides for an annual base salary of $465,000 (which was increased by our compensation committee to $478,950 effective February 4, 2013). Under the terms of the employment agreement, Mr. Davis is eligible to earn bonus compensation under our bonus plan and is entitled to participate in and receive all benefits under our welfare benefit plans, practices, policies, and programs. The employment agreement provides that, in the event Mr. Davis’ employment is terminated by us without “cause” or Mr. Davis terminates his employment due to a

“constructive termination” (as each are defined in the employment agreement and described generally below), he is entitled to receive continued payment of his base salary for the 18-month period following the date of such termination plus an amount equal to the COBRA premiums necessary to permit Mr. Davis to continue group insurance coverage under our plans for the 18-month period following the date of such termination. Mr. Davis must execute a general release of all claims against us in order to receive any severance benefits.

In addition, we have from time to time granted Mr. Davis stock options under our incentive compensation plans. The stock option agreements relating to these grants, as amended by the employment agreement, provide for 100% acceleration of the then-unvested shares subject to these options in the event that we terminate Mr. Davis’ employment without “cause” or Mr. Davis terminates his employment due to a “constructive termination” (as each are defined in the option agreements and described generally below) during the period beginning two months prior to and ending 12 months following a “change in control” (as defined in our incentive compensation plans and described generally below). In addition, the employment agreement provides that any future stock options or other equity awards granted to Mr. Davis will contain similar vesting acceleration provisions.

Hilary Schneider

We entered into an employment agreement with Hilary Schneider, our President, on September 14, 2012. The employment agreement has no specific term and constitutes at-will employment, and provides for an annual base salary of $400,000 (which was increased by our compensation committee to $412,000 effective February 4, 2013). Under the terms of the employment agreement, Ms. Schneider is eligible to earn bonus compensation under our bonus plan and is entitled to participate in and receive all benefits under our welfare benefit plans, practices, policies, and programs. The employment agreement also provides for the reimbursement of certain travel and temporary living expenses for Ms. Schneider through September 14, 2013. The employment agreement provides that, in the event Ms. Schneider’s employment is terminated by us without “cause” or Ms. Schneider terminates her employment due to a “constructive termination” (as each are defined in the employment agreement and described generally below), she is entitled to receive continued payment of her base salary for the 12-month period following the date of such termination plus an amount equal to the COBRA premiums necessary to permit Ms. Schneider to continue group insurance coverage under our plans for the 12-month period following the date of such termination. Ms. Schneider must execute a general release of all claims against us in order to receive any severance benefits.

In addition, we have from time to time granted Ms. Schneider stock options and RSUs under our incentive compensation plans. The stock option and RSU agreements provide for 100% acceleration of the then-unvested shares subject to these options or RSUs in the event that we terminate Ms. Schneider’s employment without “cause” or Ms. Schneider terminates her employment due to a “constructive termination” (as each are defined in the option and RSU agreements and described generally below) during the period beginning two months prior to and ending 12 months following a “change in control” (as defined in our incentive compensation plans and described generally below).

Chris Power

We entered into an amended and restated employment agreement with Chris Power, our Chief Financial Officer, on September 14, 2012, which was subsequently amended on February 15, 2013. The employment agreement has no specific term and constitutes at-will employment, and provides for an annual base salary of $319,000 (which was increased by our compensation committee to $323,785 effective February 4, 2013). Under the terms of the employment agreement, Mr. Power is eligible to earn bonus compensation under our bonus plan and is entitled to participate in and receive all benefits under our welfare benefit plans, practices, policies, and programs. The employment agreement also provides for the reimbursement of certain travel and temporary living expenses for Mr. Power through the end of 2013, and provides for a 2.5% increase to Mr. Power’s base salary upon Mr. Power’s permanent relocation to Phoenix, Arizona during 2013. The employment agreement provides that, in the event Mr. Power’s employment is terminated by us without “cause” or Mr. Power terminates his employment due to a “constructive termination” (as each are defined in the employment agreement and described generally below), he is entitled to receive continued payment of his base salary for the 12-month period following the date of such termination plus an amount equal to the COBRA premiums necessary to permit Mr. Power to continue group insurance coverage under our plans for the 12-month period following the date of such termination. Mr. Power must execute a general release of all claims against us in order to receive any severance benefits.

In addition, we have from time to time granted Mr. Power stock options under our incentive compensation plans. The stock option agreements, as amended by the employment agreement, that we entered into with Mr. Power in February 2011, relating to the grant to Mr. Power of an option to purchase 350,000 shares of our common stock, and March 2012, relating to the grant to Mr. Power of an option to purchase 160,000 shares of our common stock, provide for 100% acceleration of the then-unvested shares subject to these options in the event that we terminate Mr. Power’s employment without “cause” or Mr. Power terminates his employment due to a “constructive termination” (as each are defined in the option agreements and described generally below) during the period beginning two months prior to and ending 12 months following a “change in control” (as defined in our incentive compensation plans and described generally below). In February 2011, we also entered into a stock option agreement with Mr. Power, relating to the grant of 100,000 shares of our common stock, which became fully vested upon the closing of our IPO. In addition, the employment agreement provides that any future stock options or other equity awards granted to Mr. Power will contain similar vesting acceleration provisions.

Under the terms of each named executive officer’s stock option or RSU agreements, the named executive officer’s unvested options or RSRUs terminate and become null and void or are forfeited upon the named executive officer’s termination of employment. The named executive officer’s vested options generally terminate and become null and void three months after termination of employment. However, if the named executive officer is terminated for “cause” (as defined in the option agreements and described generally below), the vested options terminate immediately upon termination of employment. If the named executive officer’s termination of employment is due to death or disability, the vested options generally terminate 12 months after termination of employment.

For purposes of the employment and other agreements described above, (i) “cause” generally means (A) an act or acts of dishonesty, fraud, or embezzlement by the named executive officer; (B) violation by the named executive officer of his or her obligations under his or her employment agreement or our company’s proprietary rights agreement, if not timely cured; (C) the willful or deliberate refusal to follow the requests or instructions of our board of directors or, as applicable, our chief executive officer, if not timely cured; or (D) the conviction of any criminal act that is a felony or crime involving dishonesty causing material harm to the standing and reputation of our company; (ii) “change in control” generally means (A) a sale of all or substantially all of the assets of our company; (B) a merger, reorganization, or other transaction in which 50% of the outstanding voting power of our company is transferred (other than a merger effected to change our company’s domicile, an equity financing in which our company is the surviving corporation, or a transaction in which our stockholders immediately prior to the transaction own 50% or more of the voting stock of the surviving corporation following the transaction); or (C) an exclusive, irrevocable licensing of all of our intellectual property to a third party (other than a wholly owned subsidiary of our company); and (iii) “constructive termination” generally means (A) our material breach of the named executive officer’s employment agreement; (B) a material diminution in the named executive officer’s title, duties, or responsibilities by our board of directors or, as applicable, our chief executive officer, to a level below the named executive officer’s titles, duties, or responsibilities in effect immediately prior to such change (provided that if following an acquisition of our company and conversion of our company into a subsidiary, division, or unit of the acquirer, whether or not such subsidiary, division, or unit is itself publicly traded, the named executive officer is in the same position of the subsidiary, division, or unit of the acquirer, then the consummation of such acquisition and conversion will not by itself be deemed a material diminution in the named executive officer’s title, duties, or responsibilities); and (C) a relocation of the named executive officer’s principal worksite to a location more than 50 miles from his or her current work location.

Employee Benefit and Stock Plans

2012 Incentive Compensation Plan

Our 2012 Incentive Compensation Plan (the “2012 Plan”) was approved by our board of directors on September 17, 2012 and by our stockholders on September 17, 2012, and became effective in connection with our IPO. Since the effective date of the 2012 Plan, no further awards have been granted under the 2006 Plan described below. The purpose of the 2012 Plan is to assist us and our “related entities” in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to us or our related entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. As of December 31, 2012, there were outstanding issued but unexercised options under the 2012 Plan to acquire 1,102,861 shares of our common stock at a weighted average exercise price of $8.73 per share. There were also 276,250 undelivered RSUs issued and outstanding under the 2012 Plan as of December 31, 2012. As of December 31, 2012, 8,122,588 shares remained available for future grant under the 2012 Plan. The material features of the 2012 Plan are outlined below.

Administration. The 2012 Plan is administered by our compensation committee or such other committee as may be designated by our board of directors, provided that except as otherwise expressly provided in the 2012 Plan, our board of directors may exercise any power or authority granted to the committee under the 2012 Plan. The committee administering the 2012 Plan is referred to as the “committee.” Subject to the terms of the 2012 Plan, the committee is authorized to select eligible persons to receive awards; determine the type, number, and other terms and conditions of, and all other matters relating to, awards; prescribe award agreements and the rules and regulations for the administration of the 2012 Plan; construe and interpret the 2012 Plan and award agreements; correct defects, supply omissions, or reconcile inconsistencies in the 2012 Plan and award agreements; and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the 2012 Plan.

Eligibility. The persons eligible to receive awards under the 2012 Plan are the officers, directors, employees, consultants, and other persons who provide services to our company or any related entity. An employee on leave of absence may be considered as still in the employ of our company or a related entity for purposes of eligibility for participation in the 2012 Plan.

Types of Awards. The 2012 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, RSUs, dividend equivalents, stock granted as a bonus or in lieu of another award, other stock-based awards, and performance awards. Performance awards may be based on the achievement of certain business or personal criteria or other goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations. The total number of shares of common stock that may be subject to the granting of awards under the 2012 Plan at any time during the term of the 2012 Plan is equal to the sum of (i) 4,200,000, plus (ii) any shares that remained available for delivery under the 2006 Plan on the effective date of the 2012 Plan, plus (iii) any shares subject to stock options or similar awards granted under the 2006 Plan that, after the effective date of the 2012 Plan, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2006 Plan that, after the effective date of the 2012 Plan, are forfeited to or repurchased by us, plus (iv) an automatic increase on the first day of each of our fiscal years beginning in 2013 and ending in 2022 equal to the lesser of (A) 8,000,000 shares, (B) 4.5% of all shares of our common stock outstanding on the last day of the immediately preceding fiscal year, or (C) a lesser amount determined by our board. In addition, the maximum amount of shares of common stock that may be issued under the 2012 Plan as a result of incentive stock options is 1,000,000 shares.

The foregoing limit shall be increased by the number of shares with respect to which awards previously granted under the 2012 Plan are forfeited, expire, or otherwise terminate without issuance of shares, or that could have been settled with shares but are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by our company or a related entity, or with which our company or any related entity combines, do not reduce the limit on grants of awards under the 2012 Plan.

Grant Limits. The 2012 Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any fiscal year of our company during any part of which the 2012 Plan is in effect, the number of shares underlying options or SARs granted to any one participant under the 2012 Plan may not exceed 1,600,000, and the number of shares relating to restricted stock, RSUs, performance shares, and/or other stock-based awards granted to any one participant under the 2012 Plan may not exceed 1,000,000, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units to any one participant under the 2012 Plan in any 12-month period is $2,500,000 multiplied by the number of full years in the performance period.

Stock Options and Stock Appreciation Rights. Our committee is authorized to grant stock options, including incentive stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by our committee, but must not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by our committee, except that no stock option or SAR may have a term exceeding ten years. Methods of exercise and settlement and other terms of the SARs are determined by our committee. Our committee, thus, may permit the exercise price of options awarded under the 2012 Plan to be paid in cash, shares (including without limitation the withholding of shares otherwise deliverable pursuant to the award), other awards, or other property (including loans to participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law).

Restricted Stock and Restricted Stock Units. Our committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of our common stock which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by our committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by our committee. An award of RSUs confers upon a participant the right to receive shares of our common stock or cash equal to the fair market value of the number of shares to which the RSUs relate at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. Our committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by our committee.

Bonus Stock and Awards in Lieu of Cash Obligations. Our committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash or deliver other property under the 2012 Plan or other plans or compensatory arrangements, subject to such terms as our committee may specify.

Other Stock-Based Awards. Our committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Our committee determines the terms and conditions of such awards.

Performance Awards. Our committee is authorized to grant performance awards to participants on terms and conditions established by our committee. The performance criteria to be achieved during any performance period and the length of the performance period are determined by our committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares, or other awards under the 2012 Plan, or any combination thereof, as determined by our committee. Performance awards granted to persons whom our committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by our committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by our company under Section 162(m) of the Internal Revenue Code. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three highest compensated officers as of the end of a taxable year. If and to the extent required under Section 162(m) of the Internal Revenue Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Internal Revenue Code is to be exercised by our committee and not our board of directors. We believe that awards under the 2012 Plan should not be subject to the Section 162(m) deduction limitations until the end of a transition period that will end on the earlier of the date on which the 2012 Plan is materially modified (as defined in applicable regulations under Section 162(m) of the Internal Revenue Code) and our 2016 annual meeting of our stockholders. The 2012 Plan provides that no person will be considered a “covered employee” during the abovementioned transition period.

If and to the extent that our committee determines that the provisions of the 2012 Plan relating to covered employees are to be applicable to any award, one or more of the following business criteria for our company, on a consolidated basis, and/or for any of our related entities, or for business or geographical units of our company and/or any of our related entities (except with respect to the total stockholder return and earnings per share criteria), shall be used by our committee in establishing performance goals for awards under the 2012 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) net new members of the Company; (17) member retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and/or (19) the fair market value of a share of our common stock. Any of the above goals may be determined on a relative or absolute basis or as compared to the performance of a published or special index that the committee determines applicable.

Our committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of our common stock, other awards, or other property, in the discretion of our committee. Our committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as our committee may establish. Our committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our company’s obligations under the 2012 Plan. Our committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, or to a “family member” (as defined in Rule 701(c)(3) under the Securities Act of 1933, as amended (the “Securities Act”)) through gifts or domestic relations orders if permitted by our committee.

Awards under the 2012 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Our committee may, however, grant awards in exchange for other awards under the 2012 Plan, awards under other plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. Our committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, if so provided in the award agreement in the case of a “change in control” of our company, as defined in the 2012 Plan.

Upon any merger, consolidation, or other reorganization in which we do not survive, or in the event of any “change in control,” outstanding awards will be dealt with in accordance with the agreement effectuating the transaction or, to the extent not so determined under such agreement, the committee may provide for any of the following actions with respect to outstanding awards: (i) our continuation of such awards (if we are the surviving entity in the transaction); (ii) the assumption or substitution of such awards by the surviving entity or its parent or subsidiary; (iii) full exercisability or vesting and accelerated expiration of such awards; or (iv) settlement of the value of such awards in cash, cash equivalents, or other property followed by cancellation of such awards.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue, or terminate the 2012 Plan or our committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted and our board of directors may otherwise, in its discretion, determine to submit other such changes to the 2012 Plan to stockholders for approval; provided, that, without the consent of an affected participant, no such board action may materially and adversely affect the rights of such participant under any previously granted and outstanding award. Thus, stockholder approval may not necessarily be required for every amendment to the 2012 Plan which might increase the cost of the 2012 Plan or alter the eligibility of persons to receive awards.

The 2012 Plan will terminate at the earliest of (a) such time as no shares of our common stock remain available for issuance under the 2012 Plan, (b) termination of the 2012 Plan by our board of directors, or (c) the tenth anniversary of the effective date of the 2012 Plan. Awards outstanding upon expiration of the 2012 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Amended and Restated 2006 Incentive Compensation Plan

Our 2006 Incentive Compensation Plan was adopted by our board of directors in November 2006 and approved by our stockholders in April 2007. Our board of directors adopted, and our stockholders approved, the Amended and Restated 2006 Incentive Compensation Plan in March 2010. We refer to this plan throughout this Proxy Statement as the “2006 Plan.” The 2006 Plan was designed to attract, motivate, retain, and reward our executives, employees, officers, directors, consultants, and other persons who provide services to us or our subsidiaries by providing such persons with incentives to expend their maximum efforts in the creation of stockholder value. The terms of the 2006 Plan provided for the grant of stock options, stock appreciation rights, restricted stock awards, deferred stock awards, stock granted as a bonus or in lieu of another award under the 2006 Plan, dividend equivalents, performance awards, and other stock-based awards. As of December 31, 2012, there were outstanding issued but unexercised options under the 2006 Plan to acquire 11,170,954 shares of our common stock at a weighted average exercise price of $3.80 per share. Since the effective date of the 2012 Plan described above, no further awards have been granted under the 2006 Plan.

2012 Employee Stock Purchase Plan

The 2012 Employee Stock Purchase Plan (the “2012 ESPP”) was approved by our board of directors on September 17, 2012 and our stockholders on September 17, 2012, and became effective in connection with our IPO. The purpose of the 2012 ESPP is to provide an incentive for our employees (and employees of our subsidiaries designated by our board) to purchase our common stock and acquire a proprietary interest in our company.

Administration. Our compensation committee administers the 2012 ESPP. The 2012 ESPP vests the committee with the authority to interpret the 2012 ESPP, to prescribe, amend, and rescind rules and regulations relating to the 2012 ESPP, and to make all other determinations necessary or advisable for the administration of the 2012 ESPP, though our board of directors may exercise any such authority in lieu of the committee. In all cases, the 2012 ESPP is required to be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Internal Revenue Code.

Eligibility and Participation. As of the date of our IPO, each person whose customary employment with us or one of our designated subsidiaries is at least 20 hours per week and more than five months per calendar year, other than any highly compensated employee who is subject to the disclosure requirements of Section 16(a) of the Exchange Act, were eligible to participate in the 2012 ESPP. Such persons who subsequently become employed by us or one of our designated subsidiaries after the date of our IPO will be eligible to participate in the 2012 ESPP on the first offering date that begins on or after the date the employee becomes employed by us or one of our designated subsidiaries. The foregoing notwithstanding, an individual will not be eligible if his or her participation in the 2012 ESPP is prohibited by the law of any country that has jurisdiction over him or her or if compliance with the laws of the foreign jurisdiction would cause the 2012 ESPP or offering under the 2012 ESPP to violate the requirements of Section 423 of the Internal Revenue Code. In addition, no employee will be eligible for the grant of any purchase rights under the 2012 ESPP if immediately after such rights are granted, the employee has voting power over five percent or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Internal Revenue Code.

Options to Purchase/Purchase of Shares. Each participant will be granted an option to purchase shares of our common stock at the beginning of each “offering period” under the 2012 ESPP. The initial offering period began on the date of our IPO and will end on June 30, 2013. Each subsequent offering period will begin on the first July 1 or January 1 immediately following the end of the previous offering period and end on the date that is six months thereafter. Exercise dates will occur on the last trading day of each offering period. Participants will purchase the shares of our common stock through after-tax payroll deductions, not to exceed 15% of the participant’s compensation during the offering period. No participant may purchase more than 2,000 shares of our common stock on any one exercise date, or more than $25,000 worth of our common stock (valued on the first day of the applicable period) in any one calendar year. The purchase price for each share will generally be the lower of 85% of the fair market value of a share on the first day of the offering period, or 85% of the fair market value on the exercise date. The fair market value of a share on the first day of the initial offering period was our IPO price of $9.00. If a participant’s employment with us or one of our designated subsidiaries terminates, any outstanding option of that participant also will terminate. The committee may shorten or terminate an ongoing offering period under certain circumstances.

Share Reserve. 2,000,000 shares of our common stock are reserved for issuance over the term of the 2012 ESPP. That amount will be increased each year beginning in 2013 and ending in 2022 by the lowest of 1,500,000 shares, 1% of all shares outstanding at the end of the previous year, or a lower amount determined by our board of directors. If any option to purchase reserved shares is not exercised by a participant for any reason, or if the option terminates, the shares that were not purchased will again become available under the 2012 ESPP. The number of shares available under the 2012 ESPP also will be subject to periodic adjustment for changes in the outstanding common stock occasioned by stock splits, stock dividends, recapitalizations, or other similar changes affecting our outstanding common stock.

Changes to Capital Structure. In the event a change in our capital structure occurs as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends, or the like, then the committee will, in such manner as it may deem equitable, substitute, exchange, or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, that may be issued in the aggregate and to any participant upon exercise of options granted under the 2012 ESPP.

Corporate Transactions. In the event of a proposed sale of all or substantially all of our assets, or a merger of our company with or into another corporation, each option under the 2012 ESPP will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress by setting a new exercise date.

Amendment and Termination. Our board of directors or the committee generally will have the power and authority to amend the 2012 ESPP from time to time in any respect without the approval of our stockholders. However, no amendment will become effective without the prior approval of our stockholders if stockholder approval would be required by applicable law or regulation, including Rule 16b-3 under the Exchange Act, Section 423 of the Internal Revenue Code, or any listing requirement of the principal stock exchange on which our common stock is then listed. Additionally, no amendment may make any change to an option already granted that adversely affects the rights of any participant. The 2012 ESPP will terminate at the earliest of the last exercise date immediately preceding the tenth anniversary of its effective date, the time when there are no remaining reserved shares available for purchase under the 2012 ESPP, or an earlier time that our board may determine.

Performance Bonus Plan

The Performance Bonus Plan was approved by our board of directors on September 17, 2012 and our stockholders on September 17, 2012, and became effective in connection with our IPO. The purpose of the Performance Bonus Plan is to benefit and advance our interests, by rewarding selected employees of ours and our subsidiaries for their contributions to our financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards that are intended to be fully tax deductible to us.

Background. Once applicable, Section 162(m) of the Internal Revenue Code disallows a deduction to us for any compensation paid to certain named executive officers in excess of $1,000,000 per year, subject to certain exceptions. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the board composed solely of two or more outside directors, stockholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.

Our board of directors believes that it is in our best interests and those of our stockholders to enhance our ability to attract and retain qualified personnel through performance-based incentive.

Administration. Subject to the other provisions of the Performance Bonus Plan, our compensation committee has the authority to administer, interpret, and apply the Performance Bonus Plan, including the authority to select the employees (including employees who are directors) to participate in the Performance Bonus Plan; to establish the performance goals; to determine the amount of incentive compensation bonus payable to any participant; to determine the terms and conditions of any such incentive opportunity; to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the Performance Bonus Plan; and to establish and amend rules and regulations relating to the Performance Bonus Plan.

Our compensation committee may also delegate to one or more of our executive officers the authority to administer the Performance Bonus Plan with respect to any participants who are not “covered employees” (as defined below).

Eligibility. Our named executive officers and all of our other employees are eligible to participate in the Performance Bonus Plan. The maximum amount of the incentive compensation bonuses payable to any participant under the Performance Bonus Plan in, or in respect of, any single fiscal year shall not exceed $2.5 million. All incentive compensation bonuses paid pursuant to the Performance Bonus Plan will be paid in cash.

Bonus Opportunity and Performance Goals. Bonuses may be payable to a participant as a result of the satisfaction of performance goals in respect of any performance period determined by the compensation committee; provided that, to the extent a participant would be a “covered employee” (as defined below) prior to the beginning of each performance period or any later date described in the regulations under Section 162(m) of the Internal Revenue Code, our compensation committee will adopt the following with respect to each participant who is a “covered employee”: one or more of targets, which will be equal to a desired level or levels for any performance period of specified levels of or increases in (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (ix) working capital; (x) management of fixed costs or variable costs; (xi) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xii) total stockholder return; (xiii) debt reduction; (xiv) market share; (xv) entry into new markets, either geographically or by business unit; (xvi) net new members of our company; (xvii) member retention and satisfaction; (xviii) strategic plan development and implementation, including turnaround plans; and/or (xix) the fair market value of a share of our common stock.

For purposes of the Performance Bonus Plan, the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three highest compensated officers as of the end of a taxable year; provided, however, that a person will be considered a “covered employee” for purposes of the Performance Bonus Plan only if such employee’s remuneration for the relevant fiscal year is expected to exceed $1,000,000.

We believe that awards under the Performance Bonus Plan should not be subject to the Section 162(m) deduction limitations until the end of a transition period that will end on the earlier of the date on which the Performance Bonus Plan is materially modified (as defined in applicable regulations under Section 162(m) of the

Internal Revenue Code) and our 2016 annual meeting of our stockholders. The Performance Bonus Plan provides that no person will be considered a “covered employee” during the abovementioned transition period.

Performance goals, which may vary among and between participants, may include objectives stated with respect to us or our subsidiaries. For all participants, including a participant that would be a “covered employee”, our compensation committee may provide a threshold level of performance below which no incentive compensation bonus will be paid, a maximum level of performance above which no additional incentive compensation bonus will be paid, and it also may provide for the payment of differing amounts for different levels of performance, determined with regard either to a fixed monetary amount or a percentage of the participant’s base salary; provided, however, with respect to each participant who is a “covered employee” our compensation committee will adopt each of the foregoing prior to the beginning of each performance period or any later date described in the regulations under Section 162(m) of the Internal Revenue Code. Our compensation committee will make such adjustments, to the extent it deems appropriate, to established performance goals and performance thresholds to compensate for, or to reflect, any material changes which may have occurred due to an Extraordinary Event (as defined below); provided, however, that if and to the extent that the deduction limitations under Section 162(m) of the Internal Revenue Code apply, no such adjustment may be made unless such adjustment would be permissible under Section 162(m) of the Internal Revenue Code. An “Extraordinary Event” under the Performance Bonus Plan is defined as follows:

•	material changes in accounting practices, tax laws, other laws or regulations;

•	material changes in our financial structure;

•	an acquisition or disposition of one of our subsidiaries; or

•	unusual and non-recurring charges,

in each case, which, in the sole judgment of our compensation committee, alters or affects (i) the computation of such established performance goals and performance thresholds, (ii) our performance, or (iii) the performance of a relevant subsidiary.

As soon as practicable after the end of each performance period, but before any incentive compensation bonuses are paid to the participants under the Performance Bonus Plan, our compensation committee will certify in writing (i) whether the performance goal(s) were attained and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. Our compensation committee also may reduce, eliminate, or, with respect only to participants who are not “covered employees” under Section 162(m) of the Internal Revenue Code (once the deduction limitations under Section 162(m) of the Internal Revenue Code apply), increase the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as our compensation committee will determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by our compensation committee. Under no circumstances, however, may the compensation committee, with respect solely to a participant who is a “covered employee” under Section 162(m) of the Internal Revenue Code (once the deduction limitations under Section 162(m) of the Internal Revenue Code apply), (a) increase the amount of the incentive compensation otherwise payable to such participant beyond the amount originally established by the compensation committee, (b) waive the attainment of the performance goals established and applicable to such participant’s incentive compensation, or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus payable to such participant to not qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

All amounts due under the Performance Bonus Plan are required to be paid within 2  1/2 months of the end of the year in which such incentive compensation is no longer subject to a risk of forfeiture.

Amendment and Termination. Our compensation committee may amend or terminate the Performance Bonus Plan at any time without the consent of any participant. However, no amendment that would require the consent of the stockholders pursuant to Section 162(m) of the Internal Revenue Code will be effective without such consent.

401(k) Plan

We have established a tax-qualified 401(k) retirement plan for all employees of our company. Employees are eligible to participate on their first day of service. Under our 401(k) plan, employees may elect to defer and contribute to the 401(k) plan their eligible compensation up to the statutorily prescribed annual limit. We currently match contributions made by our employees at a rate of 133.3% for every 1% of eligible compensation an employee contributes up to 6% of eligible compensation, including executives. We intend for the 401(k) plan to qualify under Section 401(a) of the Internal Revenue Code so that pre-tax contributions by employees and matching contributions by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 with respect to the shares of our common stock that may be issued under our incentive compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(4)
Equity Compensation Plans Approved by Stockholders(1)	12,550,065	$4.24	8,122,588
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	12,550,065	$4.24	8,122,588

(1)	Includes our 2012 Plan, 2006 Plan, and 2012 ESPP.

(2)	Includes 276,250 shares issuable upon the delivery of RSUs granted under our 2012 Plan. The remaining balance consists of shares issuable upon the exercise of outstanding stock options granted under our 2012 Plan and 2006 Plan.

(3)	The weighted average exercise price does not take into account the shares issuable upon the vesting and delivery of outstanding RSUs.

(4)	Each fiscal year (beginning with the fiscal year that commenced January 1, 2013 and ending with the fiscal year commencing January 1, 2022), the number of shares in the reserve under our 2012 Plan may be increased by the lesser of (i) 8,000,000 shares, (ii) 4.5% of all shares of our common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) a lesser amount determined by our board of directors.

Our 2012 ESPP reserves 2,000,000 shares of our common stock for issuance under the 2012 ESPP. Each fiscal year (beginning with the fiscal year that commenced January 1, 2013 and ending with the fiscal year commencing January 1, 2022), the number of shares in the reserve under our 2012 ESPP may be increased by the lesser of (i) 1,500,000 shares, (ii) 1% of all shares outstanding at the end of the previous year, or (iii) a lower amount determined by our board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2013. Ernst & Young LLP has audited our consolidated financial statements since 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions. Services provided to us by Ernst & Young LLP are described below.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The board of directors, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, our audit committee and board of directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and its stockholders.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

Our board of directors recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary of fees for audit and other professional services performed by Ernst & Young LLP during the fiscal years ended December 31, 2012 and 2011:

	2012	2011
Audit fees(1)	$1,374,771	$294,578
Audit-related fees(2)	—	172,800
Tax fees(3)	61,496	—
All other fees	—	—

Total	$1,436,267	$467,378

(1)

Audit fees include (i) fees associated with the audits of our consolidated financial statements, (ii) reviews of our interim quarterly consolidated financial statements, (iii) services rendered in connection with our Form S-1 and Form S-8 filings related to our initial public offering, and (iv) comfort letters, consents and other items related to Security and Exchange Commission matters.

(2)	Audit-related fees include due diligence services provided in connection with merger and acquisition activity.

(3)	Tax fees consist primarily of tax consultation services.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

All of the services provided by Ernst & Young LLP described above were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

REPORT OF THE AUDIT COMMITTEE

Our board of directors has appointed an audit committee consisting of three directors. All of the members of the audit committee must be “independent” of our company and management, as independence is defined by the listing standards of the New York Stock Exchange and rules of the SEC.

The purpose of our audit committee is to assist the oversight of our board of directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor and internal audit function. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our board of directors has adopted a written charter for our audit committee that reflects, among other things, requirements of the Sarbanes-Oxley Act, rules adopted by the SEC, and rules of the New York Stock Exchange.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by the guidelines of the SEC, the Sarbanes-Oxley Act, Statement on Auditing Standards No. 61, as amended, and other applicable regulations. This included a discussion of the independent auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The committee also discussed with the independent auditor the independent auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

The committee discussed with our independent auditor the overall scope and plans for its audit. The committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting.

Based on the reviews and discussions referred to above, the committee recommended to our board of directors, and the board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

This report has been furnished by our audit committee to our board of directors.

Roy A. Guthrie, Chairman

Albert A. (Rocky) Pimentel

Thomas J. Ridge

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Directors, executive officers, and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2012, and written representations that no other reports were required, we believe that each person who at any time during such year was a director, officer, or beneficial owner of more than ten percent of our common stock complied with all Section 16(a) filing requirements during the year ended December 31, 2012, except that the Form 3 filed on October 4, 2012 by Mr. Guthrie was late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2013 by the following:

•	each of our named executive officers and directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 1, 2013 and RSUs that are currently vested or will be vested within 60 days of March 1, 2013. Shares issuable pursuant to stock options, warrants, and RSUs are deemed outstanding for computing the percentage of the person holding such options, warrants, or RSUs but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose. Our calculation of the percentage of beneficial ownership is based on 86,693,706 shares of common stock outstanding as of March 1, 2013.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Todd Davis(1)	2,000,639	2.3%
Hilary Schneider	—	*
Chris Power(2)	322,875	*
David Cowan(3)	17,176,505	19.3%
Roy A. Guthrie(4)	13,083	*
Chini Krishnan(5)	150,880	*
Albert A. (Rocky) Pimentel(6)	65,856	*
Thomas J. Ridge(7)	110,769	*
All directors and executive officers as a group (9 persons)(8)	20,295,698	22.3%

5% Stockholders:
Entities affiliated with Bessemer Venture Partners(9)	17,163,422	19.3%
Kleiner Perkins Caufield & Byers (10)	8,127,192	9.4%
Goldman, Sachs & Co(11)	8,113,428	9.4%
Symantec Corporation(12)	5,895,162	6.8%
Entities affiliated with Industry Ventures(13)	7,630,288	8.8%

*	Less than 1% of the outstanding shares of common stock

(1)

Consists of (i) 1,284,723 shares held by the 2010 Todd Davis Trust, for which Mr. Davis holds voting and dispositive power; and (ii) 715,916 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2013. Does not include 428,571 shares held by the S&J Investment Trust.

(2)	Consists of 322,875 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2013.

(3)

Includes (i) 5,250 shares issuable to Mr. Cowan upon the delivery of shares underlying RSUs that will be vested within 60 days of March 1, 2013 and (ii) 7,833 shares issuable to Mr. Cowan pursuant to stock options exercisable within 60 days of March 1, 2013. Also includes (i) 10,948,067 shares held by Bessemer Venture Partners VI L.P. and 1,785,837 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Bessemer Venture Partners VI L.P.; (ii) 123,854 shares held by Bessemer Venture Partners VI Institutional L.P. and 30,218 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Bessemer Venture Partners VI Institutional L.P.; and (iii) 3,674,124 shares held by Bessemer Venture Partners Co-Investment L.P. and 601,322 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Bessemer Venture Partners Co-Investment L.P. Deer VI & Co. LLC is the general partner of each of Bessemer Venture Partners VI, L.P., Bessemer Venture Partners VI Institutional L.P., and Bessemer Venture Partners Co-Investment L.P. J. Edmund Colloton, David J. Cowan, Robert P. Goodman, Jeremy S. Levine, and Robert M. Stavis are the executive managers of Deer VI & Co. LLC and share voting and dispositive power over the shares held by the entities affiliated with Bessemer Venture Partners, and each disclaims beneficial ownership of the shares held by the entities affiliated with Bessemer Venture Partners identified in this footnote. The address for these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(4)

Consists of (i) 5,250 shares issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of March 1, 2013 and (ii) 7,833 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2013.

(5)

Includes (i) 5,250 shares issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of March 1, 2013 and (ii) 143,418 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2013.

(6)

Consists of (i) 5,250 shares issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of March 1, 2013 and (ii) 60,606 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2013.

(7)

Consists of (i) 5,250 shares issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of March 1, 2013 and (ii) 105,519 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2013.

(8)

Consists of (i) 16,032,980 shares held by our directors and executive officers as a group, (ii) 26,250 shares issuable upon the delivery of shares underlying RSUs that will be vested within 60 days of March 1, 2013, (iii) 4,236,468 shares issuable pursuant to stock options and warrants exercisable within 60 days of March 1, 2013.

(9)

Consists of (i) 10,948,067 shares held by Bessemer Venture Partners VI L.P. and 1,785,837 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Bessemer Venture Partners VI L.P.; (ii) 123,854 shares held by Bessemer Venture Partners VI Institutional L.P. and 30,218 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Bessemer Venture Partners VI Institutional L.P.; and (iii) 3,674,124 shares held by Bessemer Venture Partners Co-Investment L.P. and 601,322 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Bessemer Venture Partners Co-Investment L.P. Deer VI & Co. LLC is the general partner of each of Bessemer Venture Partners VI, L.P., Bessemer Venture Partners VI Institutional L.P., and Bessemer Venture Partners Co-Investment L.P. J. Edmund Colloton, David J. Cowan, Robert P. Goodman, Jeremy S. Levine, and Robert M. Stavis are the executive managers of Deer VI & Co. LLC and share voting and dispositive power over the shares held by the entities affiliated with Bessemer Venture Partners, and each disclaims beneficial ownership of the shares held by the entities affiliated with Bessemer Venture Partners identified in this footnote. The address for these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(10)

Consists of (i) 7,167,861 shares held by Kleiner Perkins Caufield & Byers XII, LLC and 74,133 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Kleiner Perkins Caufield & Byers XII, LLC; (ii) 124,702 shares held by KPCB XII Founders Fund, LLC and 1,417 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by KPCB XII Founders Fund, LLC; (iii) 55,652 shares held by Theodore E. Schlein and 577 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by Theodore E. Schlein; and (iv) 695,644 shares held by individuals and entities affiliated with Kleiner Perkins Caufield & Byers XII, LLC and 7,206 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by individuals and entities affiliated with Kleiner Perkins Caufield & Byers XII, LLC; in each case held for convenience in the name of “KPCB Holdings, Inc., as nominee,” for the accounts of such individuals and entities each of whom exercise their own voting and dispositive control over such shares. KPCB Holdings, Inc., as nominee, disclaims beneficial ownership of the 695,644 shares held by individuals and entities affiliated with Kleiner Perkins Caufield & Byers XII, LLC and 7,206 shares issuable pursuant to warrants exercisable within 60 days of March 1, 2013 held by individuals and entities affiliated with Kleiner Perkins Caufield & Byers XII, LLC. The managing member of Kleiner Perkins Caufield & Byers XII, LLC and KPCB XII Founders Fund, LLC is KPCB XII Associates, LLC. The voting and dispositive control over these shares is shared by Brook H. Byers, L. John Doerr, Joseph Lacob, Raymond J. Lane, and Theodore E. Schlein, managing directors of KPCB XII Associates, LLC, none of whom has veto power. Theodore E. Schlein is a managing director of KPCB XII Associates, LLC. The address for these entities is 2750 Sand Hill Road, Menlo Park, California 94025.

(11)	The address for Goldman, Sachs & Co. is 200 West Street, New York, New York 10282.

(12)	The address for Symantec Corporation is 350 Ellis Street, Mountain View, California 94043.

(13)

Consists of (i) 3,862,835 shares held by Industry Ventures Fund V, L.P.; (ii) 1,944,542 shares held by Industry Ventures Special Opportunities Fund, L.P.; (iii) 1,639,675 shares held by Industry Ventures V-A, L.P.; and (iv) 183,236 shares held by Industry Ventures Partnership Holdings II-A, L.P. Industry Ventures Management V, L.L.C. serves as the General Partner of Industry Ventures Fund V, L.P. and Industry Ventures V-A, L.P., has sole voting and investment control over the respective shares held by such entities, and may be deemed to own beneficially the shares held by such entities. Hans Swildens, Mike Gridley and Justin Burden are Managing Directors at Industry Ventures and share voting and dispositive power over the shares held by Industry Ventures Fund V, L.P. and Industry Ventures V-A, L.P. Industry Ventures Management VI, L.L.C. serves as the General Partner of Industry Ventures Special Opportunities Fund, L.P., has sole voting and investment control over the shares held by such entity, and may be deemed to own beneficially the shares held by such entity. Hans Swildens, Mike Gridley, Justin Burden and Victor Hwang are Managing Directors at Industry Ventures and share voting and dispositive power over the shares held by Industry Ventures Special Opportunities Fund, L.P. Industry Ventures Partnership Holdings II GP, LLC serves as the General Partner of Industry Ventures Partnership Holdings II-A, L.P., has sole voting and investment control over the shares held by such entity, and may be deemed to own beneficially the shares held by such entity. Hans Swildens, Roland Reynolds and Ken Wallace are Managing Directors at Industry Ventures and share voting and dispositive power over the shares held by Industry Ventures Partnership Holdings II-A, L.P. The address for these entities is 750 Battery Street, 7th Floor, San Francisco, California 94111.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2012, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this Proxy Statement.

Sales of Preferred Stock

In March 2012, we sold an aggregate of 11,486,999 shares of our Series E preferred stock (including warrants to purchase an aggregate of 2,062,495 shares of our Series E preferred stock) and 2,284,960 shares of our Series E-2 preferred stock (including warrants to purchase an aggregate of 1,380,496 shares of our Series E-2 preferred stock) at a purchase price of $7.8776 per share, for an aggregate purchase price of $108.5 million.

The following table summarizes purchases of our preferred stock by persons who hold more than 5% of our outstanding capital stock:

Name of Stockholder	Series E Preferred Stock	Series E-2 Preferred Stock	Series E Warrants	Series E-2 Warrants	Total Purchase Price
Entities affiliated with Bessemer Venture Partners(1)	1,904,133	—	—	476,033	$15,000,000
Kleiner Perkins Caufield & Byers(2)	634,711	—	158,678	—	$5,000,000
Goldman, Sachs & Co(3)	—	2,284,960	—	571,240	$18,000,000
Symantec Corporation	1,332,893	—	—	333,223	$10,500,000
Entities affiliated with Industry Ventures(4)	2,856,200	—	714,050	—	$22,500,000

(1)

Affiliates of Bessemer Venture Partners holding our securities whose shares are aggregated for purposes of reporting share ownership information include Bessemer Venture Partners VI L.P. and Bessemer Venture Partners Co-Investment L.P. David Cowan, a member of our board of directors, is a Partner of Bessemer Venture Partners, and Chini Krishnan, a member of our board of directors, is a consultant of Bessemer Venture Partners, serving in the capacity as an Operating Partner.

(2)	Kleiner Perkins Caufield & Byers purchased shares of our preferred stock through KPCB Holdings, Inc., as Nominee.

(3)

Hillel Moerman, a former member of our board of directors, is a Vice President at Goldman, Sachs & Co. Gene Yoon, a former member of our board of directors, was at the time of Goldman, Sachs & Co.’s purchase a Managing Director at Goldman, Sachs & Co.

(4)

Affiliates of Industry Ventures holding our securities whose shares are aggregated for purposes of reporting share ownership information include Industry Ventures Fund V, L.P., Industry Ventures Special Opportunities Fund, L.P., Industry Ventures V-A, L.P., and Industry Ventures Partnership Holdings II-A, L.P.

Investors’ Rights Agreement

We are party to an investors’ rights agreement that provides the former holders of our preferred stock, including certain holders of more than 5% of our outstanding capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Commercial Agreement

In September 2012, we entered into a Master License and Maintenance Agreement for a one-year term with Jive Software, Inc. under which Jive will provide us with a software tool and hosted platform. We will pay Jive a fee of $155,000. Kleiner Perkins Caufield & Byers, which holds more than 5% of our capital stock, is the beneficial owner of more than 10% of the capital stock of Jive. The Jive relationship was entered into in the ordinary course of business pursuant to a negotiated agreement.

Engagement of Legal Counsel

Clarissa Cerda, who joined our company in January 2009 and currently serves as our Executive Vice President, Chief Legal Officer, and Secretary, is married to an employee benefits and executive compensation shareholder in the law firm of Greenberg Traurig, LLP, which has served as outside legal counsel to our company since August 2006. We paid Greenberg Traurig, LLP legal fees of $5.3 million, $1.9 million, and $3.1 million for the years ended December 31, 2010, 2011, and 2012, respectively.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described above. However, all of the transactions described above were entered into after presentation, consideration, and approval by our board of directors.

2012 ANNUAL REPORT ON FORM 10-K

We have mailed with this Proxy Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is also available on our website at www.investor.lifelock.com. Our Annual Report on Form 10-K contains financial and other information about our company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. If a stockholder requires an additional copy of our Annual Report on Form 10-K, we will provide one, without charge, on the written request of any such stockholder addressed to our Secretary at LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, Attention: Secretary.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for the 2014 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered to our Secretary at LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281, Attention: Secretary. Any such proposal must be received at least 120 days before the anniversary of the prior year’s Proxy Statement (by November 27, 2013), unless the date of our 2014 annual meeting is changed by more than 30 days from May 13, 2014, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

In addition, our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before our 2014 annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to our Secretary at the address set forth above between January 11, 2014 and February 10, 2014, which is 75 to 45 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting; provided, however, that in the event that the date of the 2014 annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of the Annual Meeting, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of (a) 90 days prior to such annual meeting or (b) ten days following the day on which public announcement of the date of such meeting is first made by our company. Our bylaws provide that a stockholder’s notice of a proposal of business must set forth certain information relating to the proposed business desired to be brought before the meeting and the proposal itself, and information relating to the stockholder making the proposal.

If the proposal is for the nomination of a director for election at the meeting, the nomination must be delivered to our Secretary at the address listed above between January 11, 2014 and February 10, 2014, which is 75 to 45 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting; provided, however, that in the event that the date of the 2014 annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of the Annual Meeting, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of (a) 90 days prior to such annual meeting or (b) ten days following the day on which we make the first public announcement of the date of such meeting. Our bylaws set forth specific information that must be provided in connection with the nomination of a director for election at the annual meeting.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no matter that will be presented for consideration at the Annual Meeting other than the election of directors and the ratification of our independent registered public accounting firm. If, however, any other matter should properly come before the Annual Meeting for action by stockholders, the persons named as proxy holders will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors,

Clarissa Cerda
Executive Vice President, Chief Legal Officer, and Secretary

Tempe, Arizona

March 27, 2013

LIFELOCK, INC. 60 EAST RIO SALADO PARKWAY SUITE 400 TEMPE, AZ 85281

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends a vote “FOR” each director nominee.		☐	☐	☐
1. Election of Directors
Nominees
01 Todd Davis	02 David Cowan
The Board of Directors recommends a vote “FOR” the approval of Proposal No. 2.						For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.						☐	☐	☐
NOTE: and upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney , executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

This Proxy is Solicited on Behalf of the Board of Directors

LIFELOCK, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of LIFELOCK, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated March 27, 2013, and hereby appoints Todd Davis and Clarissa Cerda and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of LIFELOCK, INC., to be held on Monday, May 13, 2013, at 2:00 PM Arizona Time, at the Tempe Mission Palms, located at 60 East Fifth Street, Tempe, Arizona 85281 and at any adjournment or postponement thereof, and to vote all shares of common stock of LIFELOCK, INC. held of record by the undersigned at the close of business on March 22, 2013 as hereinafter specified upon the proposals set forth on the reverse side of this proxy card. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO DIRECTOR NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST AND YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2013.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, “FOR” THE ELECTION OF THE TWO DIRECTOR NOMINEES (PROPOSAL NO. 1), “FOR” PROPOSAL NO. 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or postponements thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side